Exhibit 32.1
Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Advanced Micro Devices, Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

(i.)the Quarterly Report on Form 10-Q of the Company for the period ended June 25, 2022 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii.)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 3, 2022
/s/Lisa T. Su
Lisa T. Su Chair, President and Chief Executive Officer (Principal Executive Officer)